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                                                                Exhibit 5



                                   June 11, 1996


Synaptic Pharmaceutical Corporation
215 College Road
Paramus, New Jersey 07652

Attn: Board of Directors

           Validity of Share Issuances under Synaptic
   Pharmaceutical Corporation Incentive and Stock Option Plans
   ------------------------------------------------------------

Ladies and Gentlemen:

     I am employed as General Counsel by Synaptic Pharmaceutical Corporation, a Delaware corporation (the "Company"), and have counseled the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,126,932 shares (the "Shares") of Common Stock, $.01 par value, of the Company for sale to employees (as defined in General Instruction A to Form S-8 under the Act) pursuant to the Company's 1988 Amended and Restated Incentive Plan, 1996 Incentive Plan and 1996 Nonemployee Director Stock Option Plan (collectively, the "Plans"). Such registration is being effected pursuant to the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement").

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me by officers of the Company as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing and subject to the limitations set forth below, I am of the opinion that the original issuance and sale by the Company of the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the provisions of the Plans, the Shares will be validly issued, fully paid and nonassessable.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used for any other purpose without my prior written consent. Notwithstanding the

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foregoing, I hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement on Form S-8 being filed by the Company.

                                   Very truly yours,


                                          /s/ Lisa L. Reiter
                                          ------------------
                                   Lisa L. Reiter
                                   General Counsel